UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported)  May 19, 2014
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Crexendo, Inc.

(Exact Name of Registrant as Specified in Its Charter)
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Delaware	001-32277	87-0591719
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1615 S. 52nd Street, Tempe, AZ 85281
(Address of Principal Executive Offices) (Zip Code)

(602) 714-8500
(Registrant’s Telephone Number, Including Area Code)

Not applicable.
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

On May 6, 2014, Crexendo, Inc. (the “Company) held its annual meeting of stockholders.  At the annual meeting, the following matters were submitted to the vote of the stockholders, with the results of voting on each such matter as set forth below:

Proposal 1: The Company's stockholders approved a proposal to re-elect the following three Class I directors to the Company's Board of Directors, each to hold office until the 2016 annual meeting of stockholders (and until each such director's successor shall have been duly elected and qualified), with voting results as follows:

Director	Votes For	Votes Withheld
Steven G. Mihaylo	6,725,504	727,340
David Williams	7,395,579	57,265
Todd Goergen	7,395,579	57,265

Proposal 2: The Company's stockholders approved a proposal to ratify the appointment of Deloitte & Touche, LLP as its independent registered public accounting firm for the fiscal year ending December 31, 2014, with voting results as follows:

Votes For	Votes Against	Abstentions /Broker Non-votes
7,448,078	2,836	1,930

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Crexendo, Inc.

Dated: May 19, 2014	By:	/s/ Ronald Vincent
Ronald Vincent
Chief Financial Officer